UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

637 Davis Drive, Morrisville, NC	27560
Registrant’s telephone number, including area code: (919) 767- 3250
The former address of registrant was 1025 West NASA Blvd., Melbourne, FL 32919 and the former telephone number was (321)727-9100.
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On January 30, 2007, Harris Stratex Networks, Inc. (“Harris Stratex”) issued a press release announcing the separate company financial results of its historical predecessors Stratex Networks, Inc. (“Stratex”) and the Microwave Communications Division of Harris Corporation (“MCD”) for their respective fiscal quarters ended December 31, 2006, in addition to certain pro forma financial information for Harris Stratex and interim financial results for MCD’s first two quarters of fiscal 2007. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Use of Non-GAAP Measures and Comparative Financial Information
     The press release and related financial tables include a discussion of non-GAAP financial measures, including non-GAAP net income or loss and net income or loss (or earnings or loss) per diluted share for the second quarter and first half of fiscal 2007 for MCD, for the quarter ended December 31, 2007 for Stratex and certain non-GAAP pro forma financial information for Harris Stratex for the first half of fiscal 2007, as if the combination of MCD and Stratex with Harris Stratex has occurred as of July 1, 2006. The press release also contains non-GAAP earnings per share guidance for Harris Stratex for the second half of fiscal 2007. Each of such non-GAAP figures were determined by excluding certain items of, costs, expenses, charges, and purchase accounting adjustments. In addition, projected revenue for Harris Stratex for the second half of fiscal 2007, which is included in the press release as guidance, includes revenue of Stratex for a portion of the period prior to the effective date of the combination on January 26, 2007.
     A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). In the press release and related financial tables, non-GAAP net income and net income (or earnings) per diluted share, exclude the impact of: (i) inventory write-downs and severance costs related to product discontinuances in the Microwave Communications Division of Harris Corporation (MCD); (ii) integration costs and other charges associated with the combination of MCD and Stratex); (iii) stock-based compensation expenses for both MCD and Stratex reported in accordance with FAS 123R, which had different effective dates of adoption by each entity; (iv) corporate costs of Harris Corporation allocated to MCD historically while it was a division of Harris Corporation; and (v) purchase accounting adjustments related to the combination of MCD and Stratex with Harris Stratex. Such non-GAAP net income and income per share figures are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income, income per diluted share, and other financial measures on a GAAP basis. Harris Stratex has included in the press release and related financial tables a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
     Harris Stratex’s management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that management does not consider to be reflective of the company’s core operations going forward. Management also believes that these non-GAAP financial measures may enhance the ability of investors to analyze past and future trends in Harris Stratex’s combined businesses and to better understand its performance, especially in light of the unique circumstances associated with the combination of Stratex, which was a stand-alone publicly traded reporting company until January 26, 2007, with Harris Stratex and MCD, formerly a division of Harris Corporation and the historical accounting predecessor of Harris Stratex. In addition, Harris Stratex expects to utilize such non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to our financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     The following exhibit is furnished herewith:
99.1	Press Release, issued by Harris Stratex Networks, Inc. on January 30, 2007 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Sarah A. Dudash
	Name:	Sarah A. Dudash
	Title:	Chief Financial Officer

Date: January 30, 2007

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description
99.1	Press Release, issued by Harris Stratex Networks, Inc. on January 30, 2007 (furnished pursuant to Item 2.02 and Item 7.01).

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